EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM
We consent to the incorporation by reference in

the following Registration Statements (including all amendments thereto):
1.

Registration Statement (Form S-3 No. 333-239730) of

Coronado Global Resources Inc.;

2.

Registration Statement

(Form S-8

No. 333-236597)

pertaining to

the Coronado

Global Resources

Inc.
2018 Equity Incentive Plan and the Coronado Global Resources Inc. 2018 Non-Executive Director Plan;
3.

Registration Statement

(Form S-8

No. 333-249566)

pertaining to

the Coronado

Global Resources

Inc.
2018 Equity Incentive Plan;
4.

Registration Statement

(Form S-8

No. 333-275748)

pertaining to

the Coronado

Global Resources

Inc.
Employee Stock Purchase Plan; and
5.

Registration

Statement (Form

S-8 No.

333-281775)

pertaining

to the

Coronado

Global Resources

Inc
2018 Equity Incentive Plan.

of our reports dated February 19, 2025 with respect to the consolidated financial statements of Coronado Global
Resources Inc.

and the effectiveness

of internal control

over financial reporting

of Coronado Global

Resources
Inc. included in

this Annual Report (Form

10-K) of Coronado

Global Resources Inc. for

the year ended December
31, 2024.

/s/ Ernst & Young
Brisbane, Australia
February 19, 2025